Exhibit 10.20

SANTANDER CONSUMER USA HOLDINGS INC.
OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (“Award Agreement”), dated as of [•] (the “Date of Grant”), is made by and between Santander Consumer USA Holdings Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).
WHEREAS, the Company is an Affiliate of Banco Santander, S.A. (“Banco Santander”).
WHEREAS, Banco Santander maintains the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (the “Banco Santander Plan”).
WHEREAS, the Board of Directors of Banco Santander (the “Banco Santander Board”) has approved the Regulations for the Fourth Cycle of the Deferred and Conditional Variable Remuneration Plan (the “Regulations”), the terms and conditions of which are intended to govern awards pursuant to the Banco Santander Plan.
WHEREAS, the Company is part of the “Santander Group” (as defined in the Regulations) and intends to deliver annual bonus compensation consistent with the requirements of the Regulations.
WHEREAS, the Participant is a member of the “Identified Group” (as defined in the Regulations) and is eligible to receive an equity award in satisfaction of a portion of the bonus earned by the Participant for the 2014 fiscal year (the “2014 Bonus”).
WHEREAS, the Company maintains the Santander Consumer USA Holdings Inc. Omnibus Incentive Plan (the “Plan”), which provides for the grant of Restricted Stock Units.
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant to the Participant an Award of Restricted Stock Units, in satisfaction of both the “immediate bonus percentage” and the “deferral percentage” portions of the equity-settled portion of the 2014 Bonus, in each case as described in the Regulations, on the terms and subject to the conditions set forth in this Award Agreement and the Plan.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Award Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Unit Award.
(a)Grant. The Company hereby grants to the Participant an award of Restricted Stock Units with respect to [•] shares of Common Stock of the Company on the terms and subject to the conditions set forth in this Award Agreement and as otherwise provided in the Plan (the “RSUs”).
(b)Incorporation by Reference, Etc. The terms and conditions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the terms and conditions of the Plan. Any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan.
2.Vesting; Forfeiture; Other Terms and Conditions. The RSUs shall become earned by, and payable to, the Participant upon the terms and subject to the conditions of the Plan, the Banco Santander Plan, the Regulations, and this Award Agreement in the amounts and on the dates shown on the enclosed Exhibit A.
3.Dividend Equivalents; No Other Rights as Stockholder.
(a)Dividend Equivalents. If a cash dividend is paid with respect to the Common Stock, a cash dividend equivalent equal to the total cash dividend the Participant would have received had the RSUs been actual

Shares shall be accumulated and paid in cash through payroll when the RSUs become earned and payable pursuant to Exhibit A hereto.
(b)No Other Rights. Except as provided in Section 3(a) above, until such time as the RSUs have been settled and the underlying Shares have been delivered to the Participant and the Participant has become the holder of record of such Shares, the Participant shall have no rights as a stockholder, including, without limitation, the right to dividends and the right to vote.
4.Tax Withholding. As a condition to delivery of Shares (and any related dividend equivalents) in respect of earned RSUs, the Participant shall pay to the Company, or, pursuant to Section 12(d) of the Plan, make provisions satisfactory to the Company regarding the payment of, all federal, state, local, and foreign taxes of any kind required by law to be withheld in respect of the transfer of Shares (and any related dividend equivalents) in settlement of the RSUs. The Company or any Affiliate shall have the right to withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all federal, state, local, and foreign taxes of any kind (including, without limitation, the Participant’s FICA and SDI obligations) that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code or any other applicable law, rule, or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares (and any related dividend equivalents) otherwise required to be issued pursuant to this Award Agreement.
5.Non-Transferability. The RSUs may not, at any time, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.
6.Adjustment. Upon any event described in Section 13 of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the RSUs.
7.Change in Control. In the event of a Change in Control occurring after the Date of Grant, the Change in Control provisions as provided for under Section 14(a) of the Plan shall not apply to the RSUs, provided that the remaining provisions of the Plan, including, without limitation, Sections 12(m), 13, and 14(b), shall continue to apply to the RSUs.
8.Miscellaneous.
(a)Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Award Agreement and the RSUs, subject to the terms and conditions of the Plan, and consistent with the requirements of the Regulations as determined by the Committee; provided that any such waiver or amendment that would materially impair the rights of the Participant with respect to the RSUs (other than any such amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Applicable Exchange listing standards, or accounting rules) shall not, to that extent, be effective without the consent of the Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Award Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Unsecured Obligation. This Award is unfunded, and even as to any RSUs that vest, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Shares pursuant to this Award Agreement. Nothing contained in this Award Agreement, and no action taken pursuant to its terms or conditions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.
(c)Notices. All notices, demands, and other communications provided for or permitted under this Award Agreement shall be made in writing and shall be by registered or certified first-class mail (return receipt requested), facsimile, e-mail, courier service, or personal delivery:

if to the Company:
Santander Consumer USA Holdings Inc.
1601 Elm Street, Suite #800
Dallas, Texas 75201
Attention: [•]

and if to the Participant: at the address last on the records of the Company.
All such notices, demands, and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically or electronically acknowledged, if by facsimile or e-mail.
(d)Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.
(e)No Rights to Service. Nothing contained in this Award Agreement shall be construed as giving the Participant any right to be retained, in any position, as an officer, employee, consultant, or director of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Participant at any time for any reason whatsoever or for no reason.
(f)Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company on such form as may be prescribed by the Committee. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(g)Successors. The obligations and rights of the Company under this Agreement shall be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The obligations and rights of the Participant under this Agreement shall be binding upon and inure to the benefit of the Participant and the beneficiaries, executors, administrators, heirs, and successors of the Participant.
(h)Entire Agreement. This Award Agreement, the Plan, the Banco Santander Plan, and the Regulations contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein, and supersede all prior communications, representations, and negotiations with respect thereto.
(i)Bound by the Plans and Committee’s Decisions. By accepting this Award Agreement, the Participant acknowledges that the Participant has received a copy of the Plan, the Banco Santander Plan, and the Regulations, and has had an opportunity to review the Plan, the Banco Santander Plan, and the Regulations, and agrees to be bound by all of the terms and conditions of the Plan, the Banco Santander Plan, and the Regulations. The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.
(j)Section 409A. It is intended that this Award Agreement and the RSUs will comply with Section 409A of the Code, and this Award Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 8(j) shall not be construed as a guarantee of any particular tax effect for the Participant’s benefits under this Award Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A of the Code or any other provision of the Code.

(k)Governing Law; Consent to Jurisdiction; Consent to Venue. This Award Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware, in each case as provided in the Plan. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereto hereby submit to and consent to the exclusive jurisdiction of the State of Texas and agree that such litigation shall be conducted solely in the courts of Dallas County, Texas or the federal courts for the United States for the Northern District of Texas, where this Award Agreement is made and/or to be performed, and no other courts.
(l)Headings. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Award Agreement.
(m)Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
9.Compliance with Legal Requirements. The grant of the RSUs and the delivery of the Shares in settlement thereof, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable laws, rules, and regulations and to such approvals by any regulatory or governmental agency as may be required. Subject to Section 8(j) of this Award Agreement, the Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations.
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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the Date of Grant.

SANTANDER CONSUMER USA HOLDINGS INC.

By: _____________________________________
Name:
Title:

PARTICIPANT

_________________________________________
[Name]